Exhibit 21.1

List of Subsidiaries of the Registrant

Subsidiary	State of Incorporation or Formation

American Campus Communities Operating Partnership, LP	Maryland
American Campus Communities Services, Inc.	Delaware
ACC OP Management, LLC	Delaware
GMH Communities, LP	Delaware
Monks Road Associates, LLC	Delaware
Woodhaven Circle Associates, LLC	Delaware
Woodhaven Circle Associates II, LLC	Delaware
La Riviera Drive Associates, LP	Delaware
Clarizz Boulevard Associates, LLC	Delaware
Third Street Associates, LLC	Delaware
Southeast Region II, LLC	Delaware
Greenville Associates, LLC	Delaware
Southern Eagle Associates, LLC	Delaware
Campus Club Associates, LLC	Delaware
Lanier Drive Associates, LLC	Delaware
Lakeside Associates, LLC	Delaware
SHP-Riverclub LLC	Delaware
ACC OP CC I - Tallahassee LLC	Delaware
ACC OP CC II - Tallahassee LLC	Delaware
Rutherford Boulevard Associates, LLC	Delaware
ACC OP (Pirates Place) LLC	Delaware
Bowling Green Associates, LLC	Delaware
Brown Road Associates, LLC	Delaware
LeForge Station II, LLC	Delaware
Willowtree Associates I, LLC	Delaware
Willowtree Associates II, LLC	Delaware
Abbott Road Associates, LLC	Delaware
Croyden Avenue Associates, LLC	Delaware
Sterling Way Associates, LLC	Delaware
Keller Boulevard Associates, LLC	Delaware
Southeast Region I, LLC	Delaware
Campus View Drive Associates, LLC	Delaware
Lubbock Two Associates, LLC	Delaware